Exhibit 16.1

December 3, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by JD.com, Inc. pursuant to Item 5 of Form F-3 (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to the Registration Statement on Form F-3 of JD.com, Inc. dated December 3, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China